UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2006

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 40th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2006, NexCen Brands, Inc., a Delaware corporation (the “Company”), and Blass Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Purchaser”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Haresh Tharani (“H. Tharani”), Mahesh Tharani (“M. Tharani”), and Michael Groveman (“Groveman,” and together with H. Tharani and M. Tharani, the “Stockholders”), Bill Blass Holding Co., Inc. (“Holding”), Bill Blass Licensing Co., Inc. (“Licensing”) and Bill Blass International LLC (“International, and together with Holding and Licensing, the “Blass Entities”). The Stockholders hold all of the issued and outstanding stock in Holding. Licensing is a wholly owned subsidiary of Holding. Licensing holds all of the membership interests in International. A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Form 8-K.

Pursuant to the Purchase Agreement, Purchaser has agreed to acquire all of the outstanding equity interests of Holding. For purposes of this Form 8-K, we refer to this transaction as the “Acquisition.” We expect the Acquisition to close by the end of January 2007. We refer to the closing of the transaction contemplated by the Purchase Agreement as the “Closing,” and the date upon which the Closing occurs as the “Closing Date.”

At the same time the Purchase Agreement was signed, International entered into a licensing agreement for men’s and women’s denim with Designer License Holding Company, LLC that will become effective immediately upon Closing and replace International’s current denim license with The Resource Club Ltd and the current activewear license with Design and Source Holding Company, Ltd, both of which are controlled by H. Tharani. At the Closing, an affiliate of Designer License Holding Company, LLC will acquire a minority interest in the entity formed by the Company to own and operate the Blass Entities.

In consideration for the Acquisition, the Purchaser has agreed to pay the Stockholders initial consideration of $54.6 million at the Closing. This initial consideration will include cash of $39.1 million and 2,191,819 shares of common stock of the Company, which have an aggregate value of $15.5 million based on the average closing price of the Company’s common stock for ten consecutive days ending on (and including) the date the Purchase Agreement was signed.

The common stock issued to the Stockholders will not be registered under the Securities Act of 1933, as amended, however, the Company has agreed to enter into a registration rights agreement pursuant to which the Company will file a registration statement within 180 days of the Closing to register these shares for resale. Under the terms of the Purchase Agreement, the Stockholders are restricted from selling any shares for six months following the Closing and thereafter are limited in the amount of shares they can sell until the 18-month anniversary of the Closing.

The Purchase Agreement also provides for an earn-out arrangement that will entitle the Stockholders to receive up to an additional $16.2 million of consideration, payable in early 2008. The additional consideration under the earn-out will be equal to the amount by which the royalties generated from the Bill Blass trademarks in fiscal year 2007 multiplied by 5.5 exceed $51.8 million, as adjusted for any working capital deficiency. The maximum total purchase price will not be greater than $70.8 million.

The Purchase Agreement contains customary representations, warranties and covenants. Subject to limited exceptions, the representations and warranties of the Blass Entities will survive the Closing for one year. Specified fundamental representations, such as ownership of the shares of Holding and title to assets, will survive until the expiration of the applicable statutes of limitations. The indemnification obligations of the Stockholders generally are capped at 20 percent of the purchase price received by the Stockholders as of the date the indemnification payment is made, subject to a $175,000 deductible. Breaches of fundamental representations are capped at the purchase price. The Seller will place into escrow 32,241 shares of common stock of the Company to secure payment of any working capital adjustment, and an additional $350,000 of cash and 810,544 shares of common stock of the Company to secure payment of any indemnified losses.

Prior to Closing, Bill Blass Ltd., which currently operates the couture business, will be sold to one of the Stockholders. The Closing of the Acquisition is subject to other conditions, including (1) the execution of employment agreements with key employees, (2) the execution of a registration rights agreement covering the shares of Company common stock to be issued to the Stockholders, (3) the execution of a voting agreement that will give a proxy over the shares issued to the Stockholders to a designee of the Company, (4) the Blass Entities providing evidence, reasonably acceptable to Purchaser, that all of the Blass Entities’ US and certain foreign trademarks are held legally and equitably, and (5) other customary conditions, including truthfulness of the representations and warranties and satisfaction of pre-Closing covenants.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement, which is filed as Exhibit 2.1 to this Report.

The Purchase Agreement contains representations and warranties that the Blass Entities, the Stockholders, the Company and the Purchaser made and will make to each other as of specific dates. The assertions embodied in those representations and warranties were made and will be made solely for purposes of the contract among the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the contract. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 8.01 Other Events

Press Release

On December 20, 2006, the Company issued a press release announcing the execution of the Purchase Agreement and the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

2.1 Stock Purchase Agreement, dated December 19, 2006, by and among, NexCen Brands, Inc., Blass Acquisition Corp., Haresh T. Tharani, Mahesh T. Tharani and Michael Groveman, Bill Blass Holding Co., Inc., Bill Blass International LLC, and Bill Blass Licensing Co., Inc.

99.1 Press Release of NexCen Brands, Inc. and Bill Blass Holding Co., Inc., dated December 20, 2006.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 21, 2006.

NEXCEN BRANDS, INC.

/s/ David B. Meister
By:	David B. Meister
Its:	Senior Vice President and Chief Financial Officer